Exhibit 10.84

LOAN AMENDMENT AGREEMENT

This Loan Amendment Agreement (this “Agreement”) is entered into this 28th day of November 2014, but effective as of September 14, 2014 by and between Location Based Technologies, Inc., a Nevada corporation (“Borrower”) and David Michael Morse, Jr. (“Lender”). Both Lender and Borrower may each be referred to as “Party”, and may collectively be referred to as “Parties”.

RECITALS:

WHEREAS, the Borrower and the Lender entered into a Loan Amendment and Extension Agreement dated March 14, 2014 (hereinafter, the “Note”) in an aggregate amount of Eighty-Three Thousand Seven Hundred and Fifty Dollars ($83,750);

WHEREAS, the Lender has agreed to waive the right to any future extension fees;

WHEREAS, the Borrower has agreed to increase the interest rate from Five Percent (5%) per annum to Ten Percent (10%) per annum; and

WHEREAS, the Parties wish to enter into this Amendment to the Note.

NOW THEREFORE, in consideration of the foregoing promises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENT TO NOTE:

A.	Section 2 titled “Interest Rate” is hereby amended as follows:

Interest Rate. This Note shall accrue interest on the principal at a rate of Ten Percent (10%) per annum (the “Interest Rate”). All payments hereunder are to be applied first to the payment of accrued interest, and the remaining balance to the payment of principal.

B.	Section 5 titled “Extension Fee” is hereby removed in its entirety.

C.	NO EFFECT ON OTHER PROVISIONS. Except for the amendments noted in Sections A and B, the remaining provisions of the Note shall be unaffected and remain in full force and effect,

IN WITNESS WHEREOF, the Parties have executed this Amendment on of November 28, 2014.

The “Borrower”

LOCATION BASED TECHNOLOGIES, INC.

David M. Morse President & Chief Executive Officer

The “Lender”

David Michael Morse, Jr.